UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2006
SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the reports filed by Sunrise Senior Living, Inc. (“Sunrise” or the “Company”), including that actual events or results may differ materially from those in the forward-looking statements.

Item 2.02.	Results of Operations and Financial Condition
     On July 31, 2006, Sunrise issued a press release announcing that it will restate its financial statements for the years ended December 31, 2003 through 2005. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein. The information contained in Exhibit 99.1 shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) or incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     Based on the recommendations of the Company’s management and the Company’s Audit Committee, the Company’s Board of Directors determined on July 30, 2006 that the Company will restate its financial statements for the years ended December 31, 2003 through 2005 primarily to adjust the accounting treatment related to ventures that contain partner preferences and the timing of sale accounting and recognition of income from prior sales of real estate. As a result, the Company’s Board of Directors determined on July 30, 2006 that the Company’s previously issued audited consolidated financial statements for the years ended December 31, 2003, 2004 and 2005, including the associated auditor’s report currently on file with the SEC in the Company’s 2005 Form 10-K, and Sunrise’s unaudited quarterly financial statements filed with the SEC for these years, should no longer be relied upon.
     The cumulative impact of the restatement is expected to reduce net income for all periods impacted, including the years 1999 through 2005, by an estimated $60 million to $110 million. Sunrise expects the substantial majority of the reduction to be recaptured in 2006 and 2007. Sunrise is unable at this time to provide the precise impacts of the restatement since its review of these issues has not yet concluded.
     Upon completion of its accounting review, Sunrise will report relevant financial information and file amendments to its 2005 Form 10-K and 2005 Form 10-Qs, as well as its Form 10-Qs for the first and second quarters ended March 31, 2006 and June 30, 2006. Adjustments for periods prior to 2003 will be reflected in the opening balance for retained earnings in 2003. The Company is not able to predict at this time when these filings will be made.
     In the last several years, the accounting for real estate ventures has received increased attention and new interpretations of the accounting treatment for ventures have developed. The accounting for real estate ventures is determined in accordance with SOP 78-9, Accounting for Investments in Real Estate. Sunrise, in consultation with its auditors, considered these new interpretations and its accounting for the profits and losses of its ventures. As this review unfolded, Sunrise looked not only at partner preferences, but also at all guarantees and commitments provided to our venture partners and third party investors.

Certain of these guarantees and commitments should have been considered at the time of the sale of real estate to these entities. Consequently, Sunrise is reviewing the timing of its income recognition associated with the sale of real estate and the potential financial statement presentation of the associated real estate. The following is a summary of Sunrise’s restatement by category.
•	Allocation of profits and losses in those ventures in which Sunrise’s partners receive a preference on cash flow. This area of review focused on the timing of both the recognition of profits and losses from ventures and the recognition of pre-opening fees from ventures in which Sunrise’s partners receive a cash flow preference. Sunrise will restate its financial statements to account for its equity in earnings of unconsolidated ventures by a method known as Hypothetical Liquidation at Book Value (“HLBV”), rather than on its historical method based upon percentage of equity ownership. The principal difference between the two methods is that HLBV presumes liquidation at the depreciated book value in considering cash flow preferences when allocating income and losses, while historically Sunrise has allocated profits and losses on the basis of percentage of equity ownership, taking into consideration any potential reduction in basis due to an assumed hypothetical liquidation at fair value. The impact of this restatement will require Sunrise to record additional losses in prior periods for those ventures with cash flow preferences. Sunrise is unable at this time to provide the precise impacts of this restatement since it has not yet completed the quantification of the impacts of this item.

•	Effect of certain Sunrise guarantees and commitments on timing of sale accounting and recognition of income upon sale of real estate. Primarily during the period from 2000 to 2003, Sunrise sold mature senior living properties to ventures or independent third parties. In addition, as part of its development program, Sunrise sometimes owns real estate during the zoning and permit process and then sells or contributes the real estate to a venture or third party investor. Sunrise historically has recognized income upon the completion of such sales. In connection with some of Sunrise’s sales of real estate, either mature properties or development properties, Sunrise has provided limited guarantees or commitments. These guarantees or commitments have included construction completion, operating cash flow deficit guarantees to lenders and ventures, limited guarantees of net operating income (credit support) and certain limited debt guarantees. The existence of these guarantees, as well as the amounts funded by Sunrise, have been previously disclosed in Sunrise’s publicly filed financial statements. In accordance with SFAS 66, Accounting for Sales of Real Estate, based on the nature of the guarantee or commitment, Sunrise may be required to defer some or all of the income or may not be able to immediately record the transaction as a sale. Sunrise’s review is currently focusing on the nature of the guarantees and commitments it has previously provided and determining whether the Company may be required to defer income and/or not achieve sale accounting over the life of the guarantee or commitment. Sunrise is unable at this time to provide the precise impacts of this restatement since its review of these items has not yet concluded.

•	Other. As part of the restatement, Sunrise will also adjust its financial statements for the periods to be restated for certain other items, including the following:
—	Historically, Sunrise has capitalized interest to its equity investments in ventures with multiple properties until the final property in such venture commences operations.

Sunrise will restate its financial statements to capitalize interest to these investments only until the first property in a venture commences operations in accordance with FAS 58. As a result of this adjustment, net income in 2003, 2004 and 2005 is expected to be reduced by approximately $729,000, $1.1 million and $1.8 million, respectively. These impacts are included in the estimated range of reduction in net income expected to result from the restatement set forth in the second paragraph of this Item 4.02.

—	Sunrise is reviewing certain other items to determine what other adjustments need to be made, including with respect to the recognition of pre-opening fees, the allocation to prior periods of the December 2005 write down of Sunrise’s investment in Sunrise At Home Senior Living, Inc., and the valuation of certain guarantees disclosed previously in its publicly filed financial statements. Sunrise does not expect that any such adjustments, to the extent they ultimately are required to be made, would be material to the Company’s financial position or results of operations.
     The Audit Committee and the Board of Directors have discussed the matters disclosed in this Item 4.02 with Ernst & Young LLP.
     The Company is aware that the occurrence of a restatement of previously issued financial statements is a strong indicator that material weaknesses in internal controls exist. At this time, the Company expects to report a material weakness in its internal control over financial reporting in its amended 2005 Form 10-K.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits:

Exhibit No.	Description

99.1	Sunrise Press Release dated July 31, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: July 31, 2006	By:	/s/ Bradley B. Rush
Bradley B. Rush
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Name	Page No.

99.1	Sunrise Press Release dated July 31, 2006